2006 CHEMTURA CORPORATION LONG-TERM INCENTIVE PLAN

(effective April 27, 2006, subject to stockholder approval)

Section 1: Purpose.

               The purpose of the 2006 Chemtura Corporation Long-Term Incentive Plan (hereinafter referred to as the "Plan") is to (a) advance the interests of Chemtura Corporation ("Chemtura"), its Subsidiaries and affiliates (Chemtura and its Subsidiaries and affiliates are collectively referred to as the "Company"), and its stockholders by providing incentives and rewards to those directors, officers, other employees and persons who provide services to the Company who are in a position to contribute to the long term growth and profitability of the Company; (b) assist the Company in attracting, retaining, and developing highly qualified employees for the successful conduct of their business; and (c) make the Company's compensation program competitive with those of other major employers.

Section 2: Definitions.

               2.1:       "Board" means the Board of Directors of Chemtura.

               2.2:      "Cause" means any definition of cause contained in a Participant's employment agreement or separation agreement governing the terms of a Participant's separation from employment with the Company other than upon a change of control, and, if such agreement does not exist or cause is not defined therein, "Cause" shall mean, during the course of employment: (i) theft, fraud, embezzlement or intentional disclosure of confidential and/or proprietary information; (ii) conduct or plans to engage in conduct that would be considered competition or solicitation under Section 8.1 or 8.2, respectively, of the Plan; (iii) willful disregard for or neglect by the Participant of his or her duties or the interests of the Company; (iv) conviction of a felony or any criminal offense; (v) breach of fiduciary duty, duty of loyalty or other breach of trust; (vi) any willful act against the material financial interests of the Company; or (vii) willful destruction of property of the Company. For purposes of the Plan, the Committee reserves the right, in its sole discretion, to make a determination as to whether a Participant's termination was for "Cause" after the actual termination of employment or service based on facts and circumstances discovered subsequent to such termination.

               2.3:       "Change in Control" shall mean a change in control of Chemtura that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, such a "Change in Control" shall be deemed to have occurred if:

               (i)        A third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, other than the trustee of a Company employee benefit plan, becomes the beneficial owner, directly or indirectly, of 50 percent or more of the combined voting power of Chemtura's outstanding voting securities ordinarily having the right to vote for the election of directors of Chemtura;

               (ii)      During any period of 24 consecutive months individuals who, at the beginning of such consecutive 24-month period, constitute the Board of Directors of Chemtura (the "Board" generally and as of the effective date of the Plan the "Incumbent Board") cease for any reason (other than retirement upon reaching Retirement age, Disability, or death) to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by Chemtura's shareholders, was approved by a vote of at least three-quarters of the directors who at the time of such election or nomination for election comprise the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Chemtura, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered a member of the Incumbent Board;

               (iii)     Chemtura shall cease to be a publicly owned corporation having its outstanding Stock listed on the New York Stock Exchange or quoted in the NASDAQ National Market System.

               Notwithstanding anything in this Plan to the contrary, the Committee may modify the definition of a Change in Control for a particular award as the Committee deems appropriate to comply with section 409A of the Code.

               2.4:      "Code" means the Internal Revenue Code of 1986, as now or hereafter amended.

               2.5:      "Committee" shall mean the Organization, Compensation and Governance Committee of the Board or such other Committee appointed by the Board for the purpose of administering this Plan.

               2.6:      "Disability" means a permanent and total disability as determined under procedures established by the Committee for purposes of the Plan and which, to the extent applicable, shall be the date a Participant becomes "disabled" within the meaning of section 409A of the Code and the regulations issued thereunder.

               2.7:      "Dividend Equivalent" means an amount determined by multiplying the number of shares of Stock or Stock Units subject to a grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by Chemtura on its Stock on a dividend payment date.

               2.8:      "Eligible Employee" means any employee of the Company who in the opinion of the Committee is responsible for or contributes to the management, growth, and profitability of the business of the Company. No "Eligible Employee" shall be a member of the Committee. Notwithstanding the foregoing, an Eligible Employee shall not include any individual (i) designated by the Company as an independent contractor and not as an employee at the time of any determination, (ii) being paid by or through an employee leasing company or other third party agency, (iii) designated by the Company as a freelance worker and not as an employee at the time of any determination, (iv) classified by the Company as a seasonal, occasional, limited duration, or temporary employee, during the period the individual is so paid or designated, or (v) designated by the Company as a leased employee, during the period the individual is so paid or designated; any such individual shall not be an Eligible Employee even if he or she is later retroactively reclassified as a common-law employee of the Company during all or any part of such period pursuant to applicable law or otherwise.

               2.9:      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               2.10:     "Executive Officer" shall mean an executive officer of the Company, as such term is defined within the meaning of the Exchange Act or for purposes of Section 16 of the Exchange Act.

               2.11:      "Full-Value Award" means any award granted under the Plan other than (i) a Stock Option Award that requires the Participant to pay (in cash, foregone cash compensation, or other consideration, other than the performance of services, designated as acceptable by the Committee) at least the Market Value of the shares of Stock subject thereto as determined on the date of grant of an award or (ii) a SAR that is based solely on the appreciation of the shares of Stock underlying the award from the Market Value of the shares as determined on the date of grant of the award.

               2.12:     "Incentive Stock Option" means any stock option granted pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code.

               2.13:      "Market Price" is the mean of the high and low prices of Stock as reported in the New York Stock Exchange-Composite Transactions on the date for which a Market Price is to be determined under this Plan (or on the next preceding day such Stock was traded on a stock exchange included in the New York Stock Exchange-Composite Transactions if it was not traded on any such exchange on such date).

               2.14:     "Non-Employee Director" means a member of the Board who is not otherwise employed by the Company.

               2.15:      "Non-Qualified Stock Option" means any stock option granted pursuant to this Plan which is not an Incentive Stock Option.

               2.16:      "Participant" shall mean an individual selected to participate in the Plan pursuant to Section 3.

               2.17:      "Performance Award" shall mean a payment pursuant to Section 11 herein.

               2.18:      "Qualified Member" means a member of the Committee who is a "non-employee director" of Chemtura as defined in Rule 16b-3(b)(3) under the Exchange Act and an "outside director" within the meaning of Regulation 1.162-27 under Code Section 162(m).

               2.19:     "Qualified Performance-Based Award" shall have the meaning set forth in Section 13.1.

               2.20:     "Restricted Stock" means Stock subject to restrictions on the transfer of such Stock, conditions for forfeiture of such Stock, or any other limitations or restrictions as determined by the Committee.

               2.21:     "Retirement" means retirement from active employment with the Company upon attainment by the Participant of age 55 or more with at least 5 years of service recognized generally by the Company for eligibility and determination of employee benefits, or attainment of age 65.

               2.22:     "SAR" shall have the meaning set forth in Section 8.

               2.23:     "Stock" shall mean the common stock, $0.10 par value, of Chemtura.

               2.24:     "Stock Unit" shall mean an award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

               2.25:     "Subsidiary" means any business entity in which Chemtura, directly or indirectly, owns 50 percent or more of the total combined voting power of all classes of stock or other equity interest.

Section 3: Participation.

               The Participants in the Plan ("Participants") shall be those Eligible Employees, Non-Employee Directors, or individuals who perform services for the Company, who are selected to participate in the Plan by the Committee. Any Eligible Employee, Non-Employee Director or individual who performs services for the Company, or each member of any group of Eligible Employees or Non-Employee Directors or such individuals, to whom the Committee by resolution has granted an award shall be deemed a Participant with respect to such award.

Section 4: Administration.

               4.1:  Committee. The Plan shall be administered and interpreted by the Committee, which shall have sole authority to make rules and regulations for the administration of the Plan. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and that authority specifically reserved to the Board under the terms of the Plan, Chemtura's Articles of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any awards made to any Non-Employee Director.

               The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive and binding upon all Participants. The Committee may request advice or assistance or employ such persons (including without limitation, legal counsel and accountants) as it deems necessary for the proper administration of the Plan. The Committee shall: (i) adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan; (ii) correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any award, rules and regulations, award agreement, or other instrument hereunder; (iii) make determinations relating to eligibility for and entitlements in respect of awards, and to make all factual findings related thereto; and (iv) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan.

               4.2:  Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, or as provided in Section 13.2, the Committee may delegate, on such terms and conditions as it determines in its sole and absolute discretion, to one or more senior executives of the Company (i) the authority to make grants of awards to Eligible Employees (other than Executive Officers) or individuals who perform services for the Company and (ii) other administrative responsibilities. Any such allocation or delegation may be revoked by the Committee at any time.

               4.3:  Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

Section 5: Awards.

               5.1:  Types of Awards. The Committee shall have the discretion to determine the type of awards to be granted under the Plan. Such awards may be in a form payable in either Stock or cash, including, but not limited to, Stock Option Awards, Stock, Restricted Stock, bonus Stock, SARs, Stock Units, Performance Awards and dividend equivalents. The Committee is authorized to grant awards as a bonus, or to grant awards in lieu of obligations of the Company to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements. All awards shall be made pursuant to award agreements between the Participant and the Company or such other plans as the Committee may adopt from time to time. The agreements or plans shall be in such form as the Committee approves from time to time.

               5.2:  Terms and Conditions of Awards. The Committee shall determine the size of each award to be granted (including, where applicable, the number of shares of Stock to which an award will relate), and all other terms and conditions of each such award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine). The Committee may determine whether, to what extent, and under what circumstances an award may be settled, or the exercise price of an award may be paid, in cash, shares of Stock, other awards, or other consideration, or an award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any award subject to performance conditions, except as limited under Section 13.1 in the case of a Qualified Performance-Based Award intended to qualify under Code Section 162(m). Notwithstanding the foregoing, (i) the period during which an award may remain outstanding shall not exceed ten (10) years from the date the award is granted, (ii) no Full-Value Award issued under the Plan (other than Full-Value Awards that are either performance-based or granted to Non-Employee Directors) shall fully vest within one (1) year from the date of grant of such Full-Value Award, and (iii) any awards granted to Non-Employee Directors shall be granted to all Non-Employee Directors on a non-discretionary basis based on a formula approved by the Committee.

               5.3:  Maximum Amount Available. The total number of shares of Stock that may be delivered to Participants or their beneficiaries pursuant to all awards granted under this Plan shall not exceed 10,500,000 shares. Solely for the purpose of computing the foregoing maximum shares of Stock limitation under this Plan, there shall not be counted: (i) any shares which have been forfeited or lapse under the Plan and (ii) any shares deliverable pursuant to an award which, prior to such computation, has terminated in accordance with its terms or has been cancelled by the Participant or the Company. In addition, for the purpose of computing the foregoing maximum shares of Stock limitation under this Plan, to the extent SAR awards are granted, the total number of shares of Stock subject to the SAR upon grant shall be counted.

               5.4:  Award Specific Limitations. The total number of shares of Stock available for delivery under the Plan pursuant to awards of Incentive Stock Options shall not exceed the total number of shares defined above in Section 5.3 The combined number of shares of Stock granted under this Plan pursuant to Full-Value Awards shall not exceed 33% of the maximum number of shares of Stock available for award under the Plan as provided in Sections 5.3 and 5.6.

               5.5:  Per Participant Limitation on Stock-Based Awards. In any calendar year, no Participant may be granted awards that relate to more than 25% of the shares of Stock reserved. In addition, no more than 300,000 shares of Stock pursuant to any Performance Awards shall be granted to one individual in a calendar year unless pursuant to a multi-year award. This Section 5.5 shall apply only with respect to awards that are denominated by a specified number of shares of Stock, even if the award may be settled in cash or a form other than Stock. If the number of shares of Stock ultimately payable in respect of an award is a function of future achievement of performance targets, then for purposes of this limitation, the number of shares of Stock to which such award relates shall equal the number of shares of Stock that would be payable assuming maximum performance was achieved.

               5.6:  Adjustment in the Event of Recapitalization, etc. In the event of any change in the outstanding shares of Chemtura by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the stockholders, the Committee shall make such equitable adjustments in the number of shares and prices per share applicable to options then outstanding and in the number of shares which are available thereafter for other awards, both under the Plan as a whole and with respect to individuals and award type, as the Committee determines are necessary and appropriate. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards (including cancellation of awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for awards, or adjustment to performance goals in respect of awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company's outstanding Stock, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding awards, such treatment shall govern without the need for any action by the Committee. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

               5.7:  Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 6.3, awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other award or any award granted under another plan of the Company or any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company, and in granting a new award, the Committee may determine that the value of any surrendered award or award may be applied to reduce the exercise price of any Stock Option Award or SAR or purchase price of any other award.

Section 6: Stock Options.

               6.1:  Award Types. The Company may award options to purchase Stock (hereinafter referred to as "Stock Option Awards") to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Stock Option Award, and designate in the grant, whether a Participant is to receive an Incentive Stock Option or a Non-Qualified Stock Option, or combination thereof. Notwithstanding the foregoing, Incentive Stock Options may be granted only to Eligible Employees.

               6.2:  Exercise Price. The exercise price of each share of Stock subject to a Stock Option Award shall be specified in the grant, but in no event shall the exercise price be less than the Market Value of the Stock on the date the award is granted. If the Participant to whom an Incentive Stock Option is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Participant's employer or a parent or subsidiary of the employer, the exercise price of each share of Stock subject to such grant shall be not less than one hundred ten percent (110%) of the price described in the preceding sentence.

               6.3:  Repricing. The exercise price of any Stock Option Award granted pursuant to this Plan shall not be changed following the date of its grant, other than such equitable changes as may arise in connection with the adjustments permitted under Section 5.6 and no Stock Option Award may be cancelled and replaced with a new Stock Option Award with a lower exercise price where the economic effect would be the same as reducing the exercise price of the cancelled option.

               6.4: Duration of Stock Option Awards. A Stock Option Award by its terms shall be of no more than ten (10) years' duration, except that an Incentive Stock Option granted to a Participant who, at the time of the grant, owns Stock representing more than ten percent (10%) of the combined voting power of the Participant's employer or a parent or subsidiary of the employer shall by its terms be of no more than five (5) years' duration.

               6.5:  Exercisability. Stock Option Awards shall be exercisable at such time as the Committee shall determine and specify in the grant (but not less than one year following the date of grant of such award) provided, however, that, Stock Option Awards shall also be exercisable as follows:

               (a)       if a Participant's employment or service terminates by reason of death, any Stock Option Award held by such Participant or any permitted transferee of such Participant may thereafter be exercised, to the extent then exercisable, for a period of two years from the date of such death or until the expiration of the stated term of such Stock Option Award, whichever period is the shorter;

               (b)       if a Participant's employment or service terminates by reason of Disability, any Stock Option Award held by such Participant or any permitted transferee of such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination, for a period of two years from the date of such termination of employment or service or until the expiration of the stated term of such Stock Option Award, whichever period is the shorter; provided, however, that, if the holder of the Stock Option Award dies while any such Stock Option Award remains exercisable, any unexercised Stock Option Award so held at death shall continue to be exercisable to the extent to which it was exercisable at the time of such holder's death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option Award, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option Award will thereafter be treated as a Non-Qualified Stock Option;

               (c)      If a Participant's employment or service terminates by reason of Retirement, any Stock Option Award held by such Participant or any permitted transferee of such Participant may thereafter be exercised by the holder, to the extent it was exercisable at the time of Retirement, for a period of five years from the date of such termination of employment or service or until the expiration of the stated term of such Stock Option Award, whichever period is the shorter; provided, however, that if the holder dies within such five-year period, any unexercised Stock Option Award held by such holder shall, notwithstanding the expiration of such five-year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option Award, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for the purposes of Section 422 of the Code, such Stock Option Award will thereafter be treated as a Non-Qualified Stock Option;

               (d)      if a Participant's employment or service terminates for any reason other than death, Disability, Retirement, or Cause, any Stock Option Awards held by such Participant or any permitted transferee of such Participant may thereafter be exercised by the holder, to the extent it was exercisable at the time of termination, for a period of 90 days from the date of such termination of employment or service or until the expiration of the stated term of such Stock Option Award, whichever period is the shorter; provided, however, that if the holder dies within such 90 day period, any unexercised Stock Option Award so held shall, notwithstanding the expiration of such 90 day period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option Award, whichever period is the shorter. If a Participant's employment or service is terminated for Cause, all rights under any Stock Option Award (whether vested or unvested) held by such Participant or any permitted transferee of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

               Notwithstanding anything the foregoing, in no event may a Stock Option Award be exercised after its expiration date.

               6.6:  Manner of Exercise. A Stock Option Award may be exercised by the Participant (or, if the Stock Option Award has been duly transferred, the transferee) with respect to part or all of the shares subject to the option by giving written notice to the Company or its designee of the exercise of the option according to such procedures as the Executive Vice President, Human Resources may establish.

               6.7:  Payment of Exercise Price. The exercise price for the shares for which an option is exercised shall be paid by the exercisor within ten (10) business days after the date of exercise and the terms of the Stock Option Award may provide that the exercise price may be paid:

               (a)       in cash;

               (b)      in whole shares of Stock owned by the exercisor prior to exercising the option;

               (c)      by having the Company withhold shares that otherwise would be delivered to the exercisor pursuant to the exercise of the option in an amount equaling in value the exercise price;

               (d)       in a combination of either cash and delivery of shares, or cash and withholding of shares; or

               (e)      by whatever other means the Committee may deem appropriate.

               The Company shall establish procedures in connection with payments pursuant to (b), (c), (d), and (e) above, to ensure that the Plan does not become subject to variable accounting by virtue of such payment methods. The value of any share of Common Stock delivered or withheld in payment of the exercise price shall be its Market Price on the date the option is exercised.

               6.8:  Limits on Incentive Stock Options. The aggregate Market Value of all shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any one calendar year, under this Plan or any other stock option plan maintained by the Company, shall not exceed $100,000. The Market Value shall be determined on the date the related Stock Option Award is granted.

Section 7: Grants of Stock.

               7.1:  Award Types. The Committee may grant, either alone or in addition to other awards granted under the Plan, shares of Stock or Restricted Stock (hereinafter referred to as a "Stock Award") to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee, in its discretion, may also make a cash payment to a Participant granted shares of Stock or Restricted Stock under the Plan to allow such Participant to satisfy tax obligations arising out of receipt of the Stock or Restricted Stock.

               7.2:  Vesting Periods. A grant of Restricted Stock pursuant to this Section 7 shall be subject to a minimum vesting period of at least three (3) years, or such longer period as the Committee, in its sole discretion, may determine, provided, however, that grants of Restricted Stock to new Eligible Employees that are made as a replacement for restricted stock grants of a prior employer may be subject to a shorter vesting period as the Committee, in its sole discretion, may determine; and provided further, however, that the number of shares used for such purposes shall not exceed five (5%) percent of the total shares reserved under the Plan. Notwithstanding the foregoing, the Committee may grant shares of Restricted Stock with a vesting period of at least two (2) years, or such longer period as the Committee, in its sole discretion, may determine, so long as vesting is based on performance criteria.

               7.3:  Rights as a Stockholder. The Participant shall have, with respect to Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares, except that a Participant's right to receive any dividends shall be subject to the same vesting period as the Restricted Stock to which such dividend rights relate, and shall be payable as soon as administratively practicable after the vesting thereof (but in any event by March 15 following the year in which vesting occurs).

               7.4:  Transferability. Restricted Stock may not be sold or transferred by the Participant until any restrictions that have been established by the Committee have lapsed.

               7.5:  Forfeiture. Upon a termination by the Participant or the Company of the Participant's employment or service for any reason during the period any restrictions are in effect, all Restricted Stock held by the Participant shall be forfeited without compensation to the Participant.

Section 8: SARs.

               8.1:  General Requirements. The Committee may grant awards of Stock appreciation rights ("SARs") to any Participant, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, shares of Stock or cash equal to the amount by which the Market Value of a share of Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 8.3.

               8.2:  Terms of SARs. The Committee shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Stock Option Award (for all or a portion of the applicable Stock Option Award). Tandem SARs may be granted either at the time the Stock Option Award is granted or any time thereafter while the Stock Option Award remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee will determine the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable. A Stock appreciation right award by its term shall be of no more than ten (10) years' duration.

               8.3:  Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted; provided, however, that the base amount shall not be less than the Market Value of a share of Stock on the date of grant.

               8.4:  Payment With Respect to SARs. The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, in Stock, or in a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Stock to be received, Stock shall be valued at its Market Value on the date of exercise of the SAR. If shares of Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

               8.5:  Requirement of Employment or Service. The Committee shall determine in the award agreement under what circumstances a Participant may retain SARs after termination of the Participant's employment or service, and the circumstances under which SARs may be forfeited.

               8.6:  Repricing. The exercise price of any SAR Award granted pursuant to this Plan shall not be changed following the date of its grant, other than such equitable changes as may arise in connection with the adjustments permitted under Section 5.6 and no SAR Award may be cancelled and replaced with a new SAR Award with a lower exercise price where the economic effect would be the same as reducing the exercise price of the cancelled SAR.

Section 9: Stock Units.

               9.1:  General Requirements. The Committee may grant Stock Units to any Participant, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company's records for purposes of the Plan.

               9.2:  Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

               9.3:  Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee, and at such times as specified in the award agreement in accordance with section 409A of the Code. The award agreement shall specify the maximum number of shares that shall be paid under the Stock Units.

               Payment with respect to Stock Units granted to a Non-Employee Director shall be made upon the earliest of:

               (i)      such date as the Committee shall determine and specify in the grant;

               (ii)     such Non-Employee Director's death, Disability, or retirement; or

               (iii)    resignation by the Non-Employee Director or the termination of such Non-Employee Director's service for reasons other than Cause.

               In the event the Non-Employee Director is terminated by the Company for Cause, the Committee may determine that Stock Units held by such Non-Employee Director shall be forfeited.

               9.4:  Requirement of Employment or Service. The Committee shall determine in the award agreement under what circumstances a Participant may retain Stock Units after termination of the Participant's employment or service, and the circumstances under which Stock Units may be forfeited.

Section 10: Dividend Equivalents.

               When the Committee makes a grant of a Full-Value Award under the Plan, the Committee may grant Dividend Equivalents in connection with such awards, under such terms and conditions as the Committee deems appropriate under this Section 10. In no event will the Committee grant Dividend Equivalents other than in connection with a Full-Value Award. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company's records for purposes of the Plan. Unless otherwise specified in the award agreement, Dividend Equivalents shall be subject to the same vesting period as the award to which they relate and shall be payable as soon as administratively practicable after the vesting thereof (but in any event by March 15 following the year in which vesting occurs). Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Committee. Unless otherwise specified in the award agreement, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.

Section 11: Performance Awards.

               11.1:  Award Types. The Committee may grant, either alone or in addition to other awards granted under the Plan, awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the Market Value of Stock, or other securities of the Company, based on the performance of the Company ("Performance Awards") to such Participants as the Committee authorizes and under such terms as the Committee establishes. Performance Awards may be paid in Stock, Restricted Stock or other securities of the Company, cash or any other form of property as the Committee shall determine.

               11.2:  Terms and Conditions of Awards. Performance Awards shall entitle the Participant to receive an award if the measures of performance established by the Committee are met. The measures of performance shall be established by the Committee in its absolute discretion. The Committee shall determine the times at which Performance Awards are to be made and all conditions of such awards. Notwithstanding the foregoing, if a Participant terminates employment or service during a performance period applicable to a Performance Award because of death, Disability, or Retirement, such Participant shall be entitled to a payment with respect to each such outstanding Performance Award at the end of the applicable performance period:

               (i)      based, to the extent relevant under the terms of the award, upon the Participant's performance for the portion of such performance period ending on the date of termination and the performance of the Company or any applicable business unit for the entire performance period, and

               (ii)     prorated for the portion of the performance period during which the Participant was employed by, or provided services to, the Company, all as determined by the Committee.

               If a Participant ceases employment or service during a performance period for any other reason, then such Participant shall not be entitled to any payment with respect to any unvested Performance Award.

Section 12: Other Awards.

               The Committee may grant other awards that are cash-based or based on, measured by or payable in Stock to Participants, on such terms and conditions as the Committee deems appropriate under this Section 12. Other Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Committee in the award agreement or applicable plan.

Section 13: Qualified Performance-Based Awards.

               13.1:  Performance Awards Granted to Designated Covered Employees. If the Committee determines that an award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee (as defined below) should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such award (a "Qualified Performance-Based Award") shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 13. This Section 13 shall not apply to awards that otherwise qualify as "performance-based compensation" by reason of Regulation 1.162-27(e)(2)(vi) (relating to certain stock options and stock appreciation rights).

(a) Performance Goals Generally. The performance goals for such Qualified Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 13.1. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Qualified Performance-Based Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and /or settlement of such Qualified Performance-Based Awards. Performance goals may differ for Qualified Performance-Based Awards granted to any one Participant or to different Participants.

(b) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, divisions, or other business units of the Company (where the criteria are applicable), shall be used by the Committee in establishing performance goals for such Qualified Performance-Based Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on invested capital, return on equity; profitability; (6) economic value added ("EVA"); (7) operating margins or profit margins; (8) income or earnings before or after taxes; pretax earnings; pretax earnings before interest, depreciation and amortization; operating earnings; pretax operating earnings, before or after interest expense and before or after incentives, and extraordinary or special items; net income; (9) total stockholder return or stock price; (10) book value per share; (11) expense management; improvements in capital structure; working capital; costs; and (12) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies. EVA means the amount by which a business unit's earnings exceed the cost of the equity and debt capital used by the business unit during the performance period, as determined by the Committee. Income of a business unit may be before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, and general and administrative expenses for the performance period, if so specified by the Committee.

(c) Performance Period; Timing for Establishing Qualified Performance-Based Award Terms. Achievement of performance goals in respect of such Qualified Performance-Based Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Qualified Performance-Based Awards shall be established by the Committee (i) while the performance outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.

(d) Qualified Performance-Based Award Pool. The Committee may establish a Qualified Performance-Based Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Qualified Performance-Based Awards. The amount of such Qualified Performance-Based Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 13.1(b) hereof during the given performance period, as specified by the Committee in accordance with Section 13.1(c) hereof. The Committee may specify the amount of the Qualified Performance-Based Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Qualified Performance-Based Awards may be granted as rights to payment of a specified portion of the Qualified Performance-Based Award pool, and such grants shall be subject to the requirements of Section 13.1(c).

(e) Settlement of Qualified Performance-Based Awards; Other Terms. Settlement of such Qualified Performance-Based Awards shall be in cash, Stock, other awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Qualified Performance-Based Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Qualified Performance-Based Award subject to this Section 13.1. The Committee shall specify the circumstances in which such Qualified Performance-Based Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Qualified Performance-Based Awards.

(f) Impact Of Extraordinary Items Or Changes In Accounting. To the extent applicable, the determination of achievement of performance goals for Qualified Performance-Based Awards shall be made in accordance with U.S. generally accepted accounting principles ("GAAP") and a manner consistent with the methods used in the Company's audited financial statements, and, unless the Committee decides otherwise within the period described in Section 13.1(c), without regard to (i) extraordinary items as determined by the Company's independent public accountants in accordance with GAAP, (ii) changes in accounting methods, or (iii)  non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Committee may, within the period described in Section 13.1(c), provide that such calculation shall be made on the same basis as reflected in a release of the Company's earnings for a previously completed period as specified by the Committee.

               13.2:  Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Qualified Performance-Based Awards, the achievement of performance goals relating to Qualified Performance-Based Awards, and the amount of any final Qualified Performance-Based Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each Qualified Performance-Based Award, that the performance goals and other material terms of the Qualified Performance-Based Award upon which settlement of the Qualified Performance-Based Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Qualified Performance-Based Awards, and the Board shall not perform such functions at any time that the Committee is composed solely of Qualified Members.

               13.3:  Status of Section 13.1 Awards under Code Section 162(m). It is the intent of the Company that Qualified Performance-Based Awards under Section 13.1 constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 13.1, 13.2 and 13.3, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term "Covered Employee" as used herein shall mean only a person designated by the Committee, at the time of grant of a Qualified Performance-Based Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Qualified Performance-Based Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Section 14: Vesting on Change in Control.

               Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any outstanding award under the Plan shall be automatically accelerated or waived so that if no exercise of the award is required, the award may be realized in full at the time of the occurrence of the Change in Control or if exercise of the award is required, the award may be exercised at the occurrence of the Change in Control.

Section 15: General Provisions.

               15.1:  Assignment. Subject to the provisions of Section 15.2, if applicable, any assignment or transfer of any awards without the written consent of the Company shall be null and void.

               15.2:  Transferability.

               (a)      Generally, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Stock received pursuant to the Plan prior to the date on which any applicable restriction or performance period established by the Committee lapses. Notwithstanding the foregoing, awards shall be transferable by the Participant:

               (i)      in the case of the Participant's death (to the extent the award, by its terms, survives the Participant's death), pursuant to the beneficiary designation then on file with the Company, or, in the absence of such a beneficiary designation (or if the designated beneficiary has pre-deceased the Participant), by will or the laws of descent and distribution (in which case the Company without liability to any other person, may rely on the directions of the executor or administrator of the Participant's estate with respect to the disposition or exercise of such awards);

               (ii)      in the Committee's discretion, the terms of an award (other than an Incentive Stock Option) may permit the Participant to transfer the award to (w) his or her spouse, children (including by adoption), stepchildren or grandchildren (referred to herein as the Participant's "Family Members"), (x) a trust or trusts for the exclusive benefit of such Family Members, (y) a partnership in which such Family Members are the only partners, or (z) such other persons or entities as the Committee may approve on a case-by-case basis; or

               (iii)     In the case of a transferee's death, to his/her estate without rights to further distribution.

               (b)      Any transfer pursuant to this Section 15.2 shall be subject to the following:

               (i)       there may be no consideration for any such transfer;

               (ii)     the award agreement pursuant to which such award is granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 15.2; and

               (iii)    subsequent transfers of transferred awards shall be prohibited except those in accordance with this Section 15.2.

               (c)      Following transfer, any transferred award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Unless otherwise provided herein, the events of death, Disability, Retirement and termination of employment or service with respect to an outstanding award shall be in relation to the original grantee Participant notwithstanding an earlier transfer of the award.

               15.3:  Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an award, nothing contained in the Plan or any award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other awards, or other consideration pursuant to any award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

               15.4:  No Right to Employment. Participation in this Plan shall not affect the Company's right to discharge a Participant. Unless otherwise specified in the applicable award agreement, (i) an approved leave of absence shall not be considered a termination of employment or service for purposes of an award under the Plan, and (ii) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of the Company, unless such Participant remains employed by the Company or another Subsidiary.

               15.5:  Cancellation and Rescission of Awards.

               (a)      The Committee shall have the discretion with respect to any award granted under this Plan to establish upon its grant conditions under which: (i) the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an award or an award's exercise may be recovered; provided that such conditions and their consequences are: (A) clearly set forth in the award agreement or other grant document; and (B) fully comply with applicable laws. These conditions may include, without limitation, actions by the Participant which constitute a conflict of interest with the Company, violate the Company's Code of Business Conduct, are prejudicial to the Company's interests, or are in violation of any non-compete agreement or obligation, any confidentiality agreement or obligation, the Company's applicable policies or the Participant's terms and conditions of employment.

               (b)      The Committee may require, upon exercise, vesting, payment or delivery pursuant to an award, that the Participant certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the award agreement.

               15.6:  Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to shareholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

               15.7:  Successors and Assigns. The Plan and award agreements may be assigned by the Company to any successor to the Company's business. The Plan and any applicable award agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

               15.8:  Taxes. The Company is authorized to withhold from any delivery of shares of Stock in connection with an award, any other payment relating to an award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award. This authority shall include authority to withhold or receive shares of Stock or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations. To enable the Company to meet any applicable federal, state or local withholding tax requirements arising as a result of the grant, vesting, or exercise of an award, the Participant (or the Participant's estate) shall pay the Company the amount of tax to be withheld or may elect to satisfy such obligation:

               (a)      by having the Company withhold shares of Stock that otherwise would be delivered to the Participant pursuant to the granting, payment, vesting, or exercise of an award (as the case may be), for which the tax is being withheld;

               (b)      by delivering to the Company other shares of Stock owned by the Participant prior to the granting, payment, vesting, or exercise of an award (as the case may be); or

               (c)      by making a payment to the Company consisting of a combination of cash and shares of Stock.

               Such an election shall be made prior to the date to be used to determine the tax to be withheld. The value of any share of Stock to be withheld by the Company or delivered to the Company pursuant to this Section 15.8 shall be the Market Price on the date used to determine the amount of tax to be withheld.

               15.9:  Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver shares of Stock in connection with any award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

               15.10:  No Right to Awards; No Shareholder Rights. No Participant or other person shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, consultants, or directors. No award shall confer on any Participant any of the rights of a shareholder of the Company unless and until shares of Stock are duly issued or transferred and delivered to the Participant in accordance with the terms of the award.

               15.11:  Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

Section 16: Amendment, Suspension, or Termination.

               16.1:      The Board may suspend, terminate, or amend the Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the federal income tax laws and other applicable laws, but may not, without the affirmative vote of a majority of all votes duly cast on the matter at a meeting of the stockholders of the Company (provided that the total votes cast on the matter represent over 50% of the shares entitled to vote on the matter) (a) increase the total number of shares of Stock that may be optioned or granted under this Plan; (b) amend Section 6.3 with respect to re-pricing of Stock Option Awards or (c) amend the Plan in any manner that would require stockholder approval under applicable law.

               16.2:      It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act and any related regulations. In addition, it is the intent of the Company that the Plan and applicable awards under the Plan comply with the applicable provisions of sections 162(m), 422, and 409A of the Code. If any provision of this Plan is later found not to be in compliance with Rule 16b-3 under the Exchange Act or the applicable provisions of sections 162(m), 422, and 409A of the Code and regulations thereunder, the provisions shall be deemed null and void. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m), 422, or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m), 422, or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any award if it is contrary to law or modify an award to bring it into compliance with any valid and mandatory government regulation. All grants to, and exercises of options by Executive Officers under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

Section 17: Governing Law.

               The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable federal law.

Section 18: Effective Date and Duration of the Plan.

               This Plan shall be effective as of April 27, 2006. No award shall be granted under this Plan on or after April 26, 2016.